Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS AND RELATED NOTES THERETO
     The following unaudited pro forma condensed combined financial statements are based upon the combined historical financial position and results of operations of True North Finance Corporation (TN). The unaudited pro forma condensed combined financial statements give effect to the Mergers and the Stock Purchase and the other transactions contemplated thereby.
Basis of Presentation
     TN will account for the Mergers under the purchase method of accounting for business combinations pursuant to Statement of Financial Accounting Standard (“SFAS”) No. 141. Under the purchase method of accounting in a business combination effected through an exchange of equity interests, the entity that issues the equity interests is generally the acquiring entity. In some business combinations (commonly referred to as reverse acquisitions), however, the acquired entity issues the equity interests. SFAS No. 141 requires consideration of the facts and circumstances surrounding a business combination that generally involve the relative ownership and control of the entity by each of the parties subsequent to the merger. Based on a review of these factors the Mergers will be accounted for as a reverse acquisition, i.e. TN will be considered the acquired company and CS Fund General Partner, LLC (CSFGP) will be considered the acquiring company. As a result, TN’s assets and liabilities will be incorporated into CSFGP’s balance sheet based on the fair values of the net assets acquired which should equal the consideration paid for the acquisition. Further, the company’s operating results will not include TN’s results prior to the date of closing. The Company’s fiscal year end will change to a fiscal year end of December 31 following the closing. SFAS No. 141 also requires an allocation of the acquisition consideration to individual assets and liabilities including tangible assets, financial assets, separately recognized intangible assets, and goodwill. Although CSFGP will be considered the acquiring entity, the Company intends to retain its name of True North Finance Corporation.
     The unaudited pro forma combined balance sheet of TN as of December 31,2008 combines the balance sheets of TN December 31,2008, and CSFGP as of December 31,2008, after giving effect to the pro forma adjustments, and has been prepared as if the Mergers and the Stock Purchase had occurred on December 31,2008. The adjustments included in the unaudited pro forma condensed combined financial statements represent TN’s preliminary determination of the purchase price allocation based upon available information and there can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the pro forma financial information. The unaudited pro forma combined statements of operations for the year ended December 31,2008, combines the statements of operations for TN for the twelve months ended December 31,2008, with CSFGP for the fiscal year ended December 31,2008, after giving effect to the pro forma adjustments, and has been prepared as if the Mergers and the Stock Purchase had occurred on January 1, 2008. The unaudited pro forma combined statements of operations for the three-month period ended March 31, 2009, combines the statements of operations for TN for the three months ended March 31, 2009, with CSFGP for the three months ended March 31, 2009, after giving effect to the pro forma adjustments, and has been prepared as if the Mergers and the Stock Purchase had occurred on January 1, 2008.
The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the consolidated results of operations of TN had the Mergers and the Stock Purchase occurred on the dates indicated above, or that may be realized in the future.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	TN	CS FUND GP	CSMIF			Pro Forma at
	December 31,	December 31,	December 31,	Pro Forma		December 31,
	2008	2008	2008	Adjustments		2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$843,456	$—	$1,564,979			$2,408,435
Interest receivable	209,613	—	13,720			223,333
Other current assets	60,156	—	37,467			97,623
				—

Total current assets	1,113,225	—	1,616,166	—		2,729,391

Property and equipment	30,567	—	—	—		30,567
Investment in notes receivable	2,008,485	—	6,828,502	—		8,836,987
Real estate held for sale	—	—	62,173,609	38,211,713	a	100,385,322
Other assets	1,426,079	—	807,047	—		2,233,126

Total assets	$4,578,356	$—	$71,425,324	$38,211,713		$114,215,393

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$219,155	$—	$20,471	$—		$239,626
Current portion of notes payable	39,128	—	—	—		39,128
Other current payables	42,808	—	2,903,576	—		2,946,384

Total current liabilities	301,091	—	2,924,047	—		3,225,138

LONG TERM LIABILITIES
Notes payable	9,930,000	—	21,506,406	—		31,436,406
Other long term liabilites	239					239
Deferred income taxes	—		—			—

Total liabilities	10,231,330	—	24,430,453	—		34,661,783

STOCKHOLDERS’ EQUITY

Preferred stock, $1,000 stated value, 50,000 shares authorized; 37,320 shares issued and outstanding	—			13,140,673	a	13,140,673

Common stock (Series A), $.01 par value, 1,000,000 shares authorized; 1,000,000 shares issued and outstanding	—	—		10,000	a	10,000

Common stock (Series B), $.01 par value, 150,000,000 shares authorized; 67,354,092 issued and outstanding	310,221			72,054	a	382,275

Total partners capital			46,994,871			46,994,871

Additional paid-in capital	141,256	—		16,008,459	a	16,149,715

Accumulated (deficit)	(6,104,451)	—				(6,104,451)

Total True North Finance Corporation stockholders’ equity	(5,652,974)	—	46,994,871	29,231,186		70,573,083

Noncontrolling interests	—			8,980,527	b	8,980,527

Total stockholders’ equity	(5,652,974)	—	46,994,871	38,211,713		79,553,610

Total liabilities and stockholders equity (deficit)	$4,578,356	$—	$71,425,324	$38,211,713		$114,215,393

STATEMENTS OF OPERATIONS
(Unaudited)

	TN	CSFGP	CSMIF			PRO FORMA
	For the Year Ended	For the Year Ended	For the Year Ended	Pro Forma		For the Year Ended
	December 31,2008	December 31,2008	December 31,2008	Adjustments		December 31,2008
INTEREST AND FEE INCOME	$554,355	$—	$2,159,826	$—		$2,714,181

OPERATING EXPENSES
Administration	724,111	—	1,322,252			2,046,363
Professional fees	167,362	—	993,345			1,160,707
Interest expense	632,107	—	1,683,939			2,316,046
Other	3,687,978	—	1,779,101			5,467,079

Total operating expenses	5,211,558	—	5,778,637	—		10,990,195

Operating Loss	$(4,657,203)	$—	$(3,618,811)	$—		$(8,276,014)

OTHER INCOME (EXPENSE)	—	—	(1,250,902)	—		(1,250,902)

Net Income (Loss)	$(4,657,203)	$—	$(4,869,713)	$—		$(9,526,916)

Basic and diluted loss per common stock	$(0.16)	N/A	N/A			$(0.12)

Weighted average basic and diluted shares outstanding	29,376,232	N/A	N/A	38,977,860	c	68,354,092

STATEMENTS OF OPERATIONS
(Unaudited)

	TN	CSFGP	CSMIF			PRO FORMA
	For the Three	For the Three	For the Three			For the Three
	Months Ended	Months Ended	Months Ended	Pro Forma		Months Ended
	March 31, 2009	March 31, 2009	March 31, 2009	Adjustments		March 31, 2009
INTEREST AND FEE INCOME	$76,580	$—	$71,054	$—		$147,634

OPERATING EXPENSES						—

Administration	77,040		1,273,817			1,350,857
Professional fees	14,205		104,396			118,601
Interest expense	271,245		270,102			541,347
Other	187,883					187,883

Total operating expenses	550,373	—	1,648,315	—		2,198,688

Operating Loss	$(473,793)	$—	$(1,577,261)	$—		$(2,051,054)

OTHER INCOME (EXPENSE)	—	—	60,000	—		60,000

Net Income (Loss)	$(473,793)	$—	$(1,517,261)	$—		$(1,991,054)

Basic and diluted loss per common stock	$(0.02)	N/A	N/A			$(0.03)

Weighted average basic and diluted shares outstanding	31,095,932	N/A	N/A	37,258,160	c	68,354,092

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1. BASIS OF PRESENTATION
     The unaudited pro forma condensed combined financial statements do not give effect to any restructuring cost, potential cost savings, or other operating efficiencies that are expected to result from the Mergers and the Stock Purchase. The unaudited pro forma combined financial statements are based on certain assumptions and do not purport to be indicative of the results which would have been achieved if the Mergers and the Stock Purchase had been consummated on the dates indicated or which may be achieved in the future.
     In June of 2009 a definitive merger agreement was entered into by True North Finance Corporation and CS Fund General Partner, LLC. The merger was completed on June 30, 2009. Pursuant to the terms of the Merger, the equity holder of CS Fund General Partner, LLC (Transactional Finance, LLC) acquired 37,331,993 shares of common stock constituting 70% of voting control of True North Finance Corporation. CS Fund General Partner, LLC is the general partner of Capital Solutions Monthly Income Fund, L.P. Also on June 30, 2009 True North Finance Corporation issued 40,000 shares of Preferred stock to Capital Solutions Monthly Income Fund, L.P. in exchange for limited partner interest. 37,320 shares of preferred stock was simultaneously distributed to the limited partners in complete liquidation of their capital accounts.
     Certain limited partners indicated an interest in converting their limited partner interests to Series 1 Notes. Accordingly, they did not receive preferred stock and remained as limited partners on June 30, 2009. They are reflected on the balance sheet as non-controlling interests. In July, their limited partnership interests were liquidated in exchange for Series 1 Notes. After the acquisition of the limited partner interests, True North Finance Corporation owns 100% of total limited partner’s interest in the partnership. As a result of these transactions, the Company obtained control of Capital Solutions Monthly Income Fund, L.P and True North Finance Corporation.
     As a result of accounting for the Merger as a reverse acquisition, True North Finance Corporation’s assets and liabilities and Capital Solutions Monthly Income Fund, L.P.’s assets and liabilities as of June 30, 2009, the closing date of the Merger, have been incorporated into CS Fund General Partner, LLC’s balance sheet based on the fair values of the net assets acquired, which equaled the consideration paid for the acquisition. SFAS No 141R requires an allocation of the acquisition consideration to the individual assets and liabilities. Further, the Company’s operating results (post-Merger) include CS Fund General Partner, LLC operating results prior to the date of the closing and the results of the combined entity following the closing of the Merger. Although CS Fund General Partner, LLC was considered the acquiring entity for accounting purposes, the Merger was structured so that CS Fund General Partner, LLC became a wholly owned subsidiary of True North Finance Corporation.
2. PRO FORMA ADJUSTMENTS
a.	In connection with the Merger, the Company reflected the acquired assets at their fair market value. The excess of fair market value over pre-acquisition book basis was $38,211,713. In the Merger Transaction, the Company issued 36,331,993 shares of Series B Common and 1,000,0000 shares of Series A Common to Transactional Finance. In addition, the Company issued 50,000 shares of Preferred stock to Capital Solutions Monthly Income Fund, LP. Also in connection with the Merger, Capital Solutions Monthly Income Fund, LP issued 37,320 shares of True North Finance Corporation Preferred Stock to certain limited partners.
b.	As of the date of the Merger, Capital Solutions Monthly Income Fund, LP had limited partner interest for $8,980,527.
c.	In connection with the Merger, the number of common shares increased to 68,354,092.